[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.1

DATED: April 4th, 2024

BIBO BIOPHARMA ENGINEERING CO., LTD.

And

89BIO INC.

F-05-MC PROJECT COLLABORATION AGREEMENT

1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

This Collaboration Agreement (this “Agreement”) in respect of the Collaboration on the F-05-MC Project (the “Collaboration”) is made and entered into as of April 4th, 2024 (the “Effective Date”):

BY AND BETWEEN:

BIBO BIOPHARMA ENGINEERING CO., LTD. (“BiBo”), a company incorporated under the law of P. R. China, having its registered office at Building 6, 22, 28, No. 356 Zhengbo Road, China (Shanghai) Pilot Free Trade Zone LIN-GANG Special Area, 201413, P. R. China,

and

89BIO INC. (hereinafter referred to as “89bio”), a company incorporated under the laws of Delaware, USA, having a principal place of business at 142 Sansome Street. 2nd Floor, San Francisco, CA 94104, USA.

BiBo and 89bio are hereinafter collectively referred to as the “Parties” and individually as the “Party”.

WHEREAS:

A.
BiBo is a contract development and manufacturing organization (CDMO) company engaged in the business of manufacture and distribution of biologic drugs in China and other countries, and has substantial expertise and goodwill worldwide;
B.
89bio is a pharmaceutical company engaged in the business of developing and commercializing novel pharmaceutical products;
C.
89bio has developed Pegozafermin (as defined below) and has worked with BiBo for manufacturing at BiBo’s Lingang manufacturing facility;
D.
The Parties have executed a Master Service Agreement dated February 10th, 2023, as amended from time to time (the “MSA”), pursuant to which the Parties intend to enter into a Work Order (as defined therein) pursuant to which BiBo will Manufacture (as defined below) the Drug Substance (as defined below) for the purpose of Phase III materials and, subsequently, commercial product, at BiBo’s Lingang manufacturing facility; and
E.
As requested by 89bio, BiBo has proposed a F-05-MC Project collaboration with 89bio to support 89bio’s further manufacturing needs with respect to Pegozafermin, as further described herein.
F.
NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, BiBo and 89bio hereby agree as follows:

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1.
DEFINITIONS AND INTERPRETATIONS

All definitions and interpretations mentioned in this Agreement shall have the meanings as stipulated herein below:

1.1
“89bio Product” means the Drug Substance.
1.2
“Affiliate” / “Affiliates” means, with respect to a Party, any individual, corporation, partnership, company, association, joint venture, firm, or other entity which controls, is controlled by or is under common control with such Party. For purposes of this definition only, “control” means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such individual, corporation, partnership, company, association, joint venture, firm, or other entity, whether by the ownership of more than fifty percent (50%) of the securities entitled to be voted generally or in the election of directors of such individual, corporation, partnership, company, association, joint venture, firm, or other entity, or by contract or otherwise.
1.3
“Applicable Law(s)” means all federal, national, state, provincial and local laws, ordinances, rules and regulations, statutes, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards, judgments or permits and licenses of or from governmental authorities relating to or governing the use or regulation of the subject item, as amended from time to time, applicable to the F-05-MC Production Platform or any aspect thereof or the obligations of BiBo or 89bio, as the context requires, under this Agreement, including, but not limited to, (A) all applicable federal, state and local laws and regulations of the United States, (B) all applicable country and local laws and regulations of the P. R. China, and (C) cGMPs (as defined in Section 1.4 below).
1.4
“cGMPs” means current Good Manufacturing Practices, including applicable requirements under the Federal Food, Drug, and Cosmetic Act (FDCA) and regulations promulgated by the Regulatory Authorities, including within the meaning of 21 C.F.R.Parts 210 and 211, as amended, and any applicable current good manufacturing practices requirements and pharmaceutical industry standards for the manufacture and testing of clinical investigational and commercial pharmaceutical products in force from time-to-time in the European Union (including 2003/94/EEC Directive as supplemented by Volume 4 of EudraLex published by the European Commission), as amended.
1.5
“Confidential Information” means all information relating to (a) a Disclosing Party’s business or business plans, including, but not limited to, suppliers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, all proprietary information, know-how, trade secrets, technical and non-technical materials, products, methods, specifications, processes, sales and marketing plans and strategies, designs, and any such

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information developed by the Disclosing Party or its personnel for or on behalf of the Disclosing Party, (b) information of any Third Parties, and (c) any discussions or proceedings relating to any of the foregoing information, whether disclosed in oral, electronic, visual, written or any other form. Confidential Information includes the terms and conditions of this Agreement (which shall be the Confidential Information of both Parties). Confidential Information shall also include information of the Disclosing Party that a reasonable Person would consider confidential or proprietary under the circumstances. The fact that the Disclosing Party may have marked or identified as confidential or proprietary any specific information shall be indicative that the Disclosing Party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information is or is not considered Confidential Information by the Disclosing Party.
1.6
“Discount” has the meaning set forth in Section 5.5.1.
1.7
“Drug Product” means the finished dosage form of Pegozafermin.
1.8
“Drug Substance” means the bulk active ingredient required to produce the Drug Product, in pegylated or non-pegylated form.
1.9
“Intellectual Property” means all (i) trademarks, service marks, trade names, trade dress and logos and any applications for registrations, registrations and renewal thereof; (ii) patent, patent rights, industrial and other designs, including any and all applications, divisions, continuation-in-part, extensions, validations, re-examinations or reissues; (iii) copyrights and moral rights, any original work or authorship fixed in any tangible medium of expression, including literary works, all forms and types of computer software, all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing, all musical, dramatic, pictorial, graphic and artistic works; (iv) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, technical information, techniques, inventions, designs, drawings, procedures, processes, models, manufacturing, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; and (v) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.
1.10
“Know-How” means any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including, without limitation, discoveries, inventions (whether patentable or not), trade secrets, databases, practices, protocols, regulatory filings, methods, processes, techniques, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological, clinical, analytical, quality control, and stability

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data) dosing and target patient information, studies and procedures, and manufacturing process and development information, results and data, whether or not patentable, in each of the foregoing cases to the extent not claimed or disclosed in a patent.
1.11
“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce the 89bio Product or Drug Product, including the development, manufacturing, processing, filling, finishing, packaging, labeling, storage, quality control testing, sample retention, stability testing, release, and delivery of the 89bio Product or Drug Product.
1.12
“Patents” means: (i) an issued or granted patent (whether to an invention, the industrial design or other patentable intellectual property), including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination, extension, or renewal thereof; (ii) a pending patent application, including any continuation, divisional, continuation-in-part, request for continued examination, substitute, or provisional application thereof; (iii) all pending or issued counterparts or foreign equivalents of any of the foregoing; (iv) a patent application in preparation; and / or (v) any similar rights in any country worldwide held by either Party.
1.13
“Payment” has the meaning set forth in Section 5.3.
1.14
“Pegozafermin” means glycoPEGylated human fibroblast growth factor 21 (FGF21) analog.
1.15
“Pegozafermin Work Order” has the meaning set forth in Section 5.4.
1.16
“Regulatory Authority” / “Regulatory Authorities” means any governmental or regulatory authority, department, body, or agency or any court, tribunal, bureau, commission or similar body, whether federal, state, provincial, county or municipal, including, the FDA, EMA, NMPA and Health Canada involved in regulating any aspect of the conduct, development, Manufacture, market approval, sale, distribution, packaging or use of the F-05-MC Production Platform, the 89bio Product or the Drug Product. The facility of the F-05-MC Production Platform shall comply with regulatory authority of P. R. China with respect to the facility.
1.17
“Term” shall have the meaning as described in Section 4.
1.18
“Third Party” means any individual, corporation, partnership, company, association, joint venture, firm, or other entity that is not a Party or an Affiliate of a Party.
2.
INTELLECTUAL PROPERTY
2.1
Each Party shall, at all times throughout and after the Term, remain the owner of any and all Intellectual Property that it owned (or was licensed to use) prior to the Effective Date.

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2.2
BiBo owns the trademark, Know-How and Patents for the construction of the F-05-MC Production Platform, including but not limited to “PanFlex®”.
3.
REPRESENTATIONS AND WARRANTIES
3.1
Representations and Warranties by 89bio

89bio represents, warrants and agrees as follows:

3.1.1
Authority

89bio has necessary permissions, approvals and has authority to enter into this Agreement.

3.1.2
Freedom to Contract

89bio has the legal right to enter into this Agreement and perform its obligations hereunder, and no third parties have the right to prevent it from performing the obligations under this Agreement. In addition, the undersigned signatory for 89bio represents and warrants that he / she has been duly authorized to sign this Agreement on behalf of 89bio and he / she further represents that all requisite corporate actions have been taken on the part of 89bio to approve this Agreement and the transactions contemplated under this Agreement.

3.1.3
Due Authorization and Enforceability

89bio is a company duly organized, validly existing and is in good standing under the laws of its jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement. All requisite actions, corporate and otherwise, have been taken to authorize 89bio’s execution, delivery and performance of this Agreement. This Agreement is a legal and valid document and shall have binding obligation on 89bio and be enforceable against 89bio in accordance with the terms agreed herein.

3.2
Representations, Warranties and Agreements of BiBo

BiBo represents, warrants and agrees as follows:

3.2.1
Authority

BiBo has necessary permissions, approvals and has authority to enter into this Agreement.

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3.2.2
Freedom to Contract

BiBo has the legal right to enter into this Agreement and perform its obligations hereunder, and no third parties have the right to prevent it from performing the obligations under this Agreement. In addition, the undersigned signatory for BiBo represents and warrants that he / she has been duly authorized to sign this Agreement on behalf of BiBo and he / she further represents that all requisite corporate actions have been taken on the part of BiBo to approve this Agreement and the transactions contemplated under this Agreement.

3.2.3
Due Authorization and Enforceability

BiBo is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, and has all requisite power and authority, corporate and otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement. All requisite action, corporate and otherwise, has been taken to authorize BiBo’s execution, delivery and performance of this Agreement. This Agreement is a legal and valid document and shall have binding obligation on BiBo and be enforceable against BiBo in accordance with the terms agreed herein.

4.
TERM

This Agreement shall be effective as of the Effective Date and shall continue to be in force and effect until the F-05-MC Production Platform is completed in construction and operational, unless terminated earlier by either Party in accordance with the terms hereof (“Term”).

5.
THE COLLABORATION
5.1
F-05-MC Project. BiBo will execute the F-05-MC Project and will build and make operational a production platform with [***] production lines (collectively, the “F-05-MC Production Platform”) at BiBo’s Lingang Site located at 360 South Zhengbo Road in Lin-gang Special Area of China (Shanghai) Pilot Free Trade Zone (the “BiBo Site”) (the “F-05-MC Project”). BiBo has the full ownership of the F-05-MC Production Platform. [***] The official kickoff of the F-05-MC Project is upon the [***]. BiBo will execute the F-05-MC Project and BiBo will build the F-05-MC Production Platform in accordance with the schedule set forth in Exhibit 1. The F-05-MC Production Platform shall (a) comply with all Applicable Laws, including the cGMP commercial production requirements for the Drug Substance as well as broader production requirements for general purposes, (b) be

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substantially the same as, or improved from, the existing production platform at the BiBo Site, (c) be designed and built by personnel who are skilled, experienced and competent in their respective trades or professions, and who are professionally qualified to perform the obligations under this Agreement and (d) be capable of producing the Drug Substance to 89bio’s specifications at the [***].
5.2
Cost. BiBo and 89bio will split the cost of [***] of the F-05-MC Project. 89bio shall make a payment of 135 million U.S. dollars to BiBo (in accordance with Section 5.3). Such estimated cost is calculated based upon the best information available as of [***]. The actual cost of the F-05-MC Project may be varied along project execution. In case the actual cost of the Project become substantially over the budget of [***], an independent cost evaluation organization mutually agreed by both 89bio and BiBo shall be engaged to reassess the cost. Upon confirmation by both parties, the reassessment will take effect, and the overrun portion exceeding the Payment will be jointly resolved through negotiation between both parties.
5.3
Payment. 89bio shall make payments of a total amount equal to 135 million U.S. dollars or a greater amount pursuant to and in accordance with Section 5.2 (collectively, the “Payment”) to BiBo, which shall be payable in installments upon the achievement of the applicable milestone set forth in Exhibit 1 to the designated bank account by BiBo. The Payment will not be refunded in any case, except as set forth in this Agreement, including through Special Preferential Arrangements as described in Section 5.5 or as a consequence of termination through Section 6.6. Upon the full completion of the Payment of 135 million U.S. dollars, production and supply of the Drug Substance under the Pegozafermin Work Order as described in Section 5.4, the Discount described in Section 5.5 and priority scheduling rights as described in Section 5.6 shall apply. In the situation of material overrun as described in Section 5.2, the overrun portion exceeding the Payment will be jointly resolved through negotiation between both parties.
5.4
Work Order. The Parties shall enter into a work order or work orders under the MSA [(or Commercial Manufacturing Agreement)] for the production and supply of the Drug Substance by BiBo for 89bio at the F-05-MC Production Platform (the “Pegozafermin Work Order”), which shall contain the terms set forth in this Section, Section 5.5, Section 5.6 and Section 5.7. Such Pegozafermin Work Order shall be entered into prior to the production of the Drug Substance.
5.5
Special Preferential Arrangements.

The Pegozafermin Work Order shall provide that 89bio will receive a discount of [***] (the “Discount”) of the Drug Substance purchased by 89bio under the Pegozafermin Work Order; provided that the aggregate amount of Discounts obtained by 89bio shall be capped at the amount of the Payment, and 89bio shall not receive the Discount thereafter. If 89bio ceases to pursue or discontinues commercialization of the Drug Product, or 89bio is bankrupted, auctioned, or liquidated, resulting in the termination of the Pegozafermin Work Order, BiBo shall no longer provide 89bio with

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further Discount as no more Pegozafermin Drug Substance manufacturing will occur.

5.6
Forecasting and Priority Right in Production Scheduling.
5.6.1
The Pegozafermin Work Order shall provide that: (a) 89bio will, on a [***] basis, provide a [***] production plan to BiBo ([***]) (each a “Forecast”) ; (b) the [***] of each Forecast shall be binding (each, a “Binding Forecast”) and 89bio shall be responsible for the production fee for such [***] of each Forecast, of which [***] shall be paid prior to such period as a reservation fee, and the remainder shall be paid according to the payment schedule defined in Work Order; and (c) upon BiBo receiving the Binding Forecast and the reservation fee, then, BiBo shall prioritize and lock F-05-MC Production Platform availability for the capacity required by 89bio’s Binding Forecast.
5.6.2
Any time upon receiving BiBo other clients’ binding request for use of the production lines of the F-05-MC production platform, and this binding request is in conflict with the Forecast of 89bio, BiBo shall provide 89bio a right of first refusal, subject to 89bio shall convert the corresponding slots to a Binding Forecast within [***] and follow the procedure as set forth in Section 5.6.1 to lock the capacity.
5.6.3
Any time upon receiving 89bio’s request for additional production demands on the available production lines of the F-05-MC Production Platform, BiBo shall provide 89bio the priority right over any other Bibo clients by following the procedure as set forth in Section 5.6.1;
5.6.4
In the event that the production lines of the F-05-MC production platform are already in the process of production for other clients’ product, 89bio shall have the priority over any other client in the condition of not interrupting the current production process.
5.7
Use of BiBo Existing Manufacturing Line. In the event 89bio requires a manufacturing line for clinical or commercial production and the F-05-MC Production Platform is not completed and operational, upon 89bio’s request, (a) BiBo shall validate BiBo’s existing manufacturing line at the BiBo Site for the commercial production of the Drug Substance, in effect validating the existing manufacturing line as [***] under the Agreement. In total, 89bio will be responsible for the validation fee for [***] lines, and if more validation batches are needed, BiBo will cover the extra validation batches fee. 89bio will be responsible for all the cost of raw materials, (b) BiBo shall produce all volumes requested by 89bio for the Drug Substance under the Pegozafermin Work Order on such manufacturing line until the F-05-MC Production Platform is completed and validated.
6.
Termination

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6.1
Termination upon material breach by BiBo. Material breach by BiBo means failure to execute F-05-MC Project under this agreement due to willful misconduct without any other external conditions (such as third-party equipment delays, force majeure, etc.), also excluding reasonable challenges and risk factors during project implementation processes (such as challenges in regulatory certification), resulting in overall project delivery significantly delayed and material impact on the commercial production of the Pegozafermin. In the event of a material breach of this Agreement by BiBo, 89bio may provide written notice of such breach to BiBo, including a description of the breach, and indicating 89bio’s intent to terminate this Agreement. BiBo will have [***] after receipt of such notice to cure the breach, provided the breach is capable of being cured. If the breaching Party fails to cure such breach within such [***] period, or if such breach is not susceptible to cure, then 89bio may terminate this Agreement upon notice to BiBo.
6.2
Termination 89bio Failure to Pay. If 89bio breaches its obligation to pay the Payment pursuant to this Agreement, and fails to cure such breach within [***] after receipt by 89bio of notice thereof from BiBo referencing this Section and indicating BiBo’s intent to terminate this Agreement, then BiBo may terminate this Agreement upon notice to 89bio. In the event that the termination occurs due to 89bio’s failure to make the [***] payment of [***], 89bio shall pay BiBo [***] counting since [***] until the termination date.
6.3
Termination for Bankruptcy. A Party may terminate this Agreement, effective immediately upon written notice to the other Party, if such other Party files for bankruptcy, is adjudicated bankrupt under insolvency laws, is dissolved or has a receiver appointed for substantially all of its property.
6.4
Termination for Change in Law. 89bio may terminate this Agreement upon notice if a change in Applicable Laws or an applicable Regulatory Authority imposes a binding restriction or requirement that makes, or shall make, it impossible or substantially impracticable for 89bio to purchase the Drug Substance from BiBo (including the BIOSECURE Act).
6.5
Termination with mutual consent. The Parties may terminate this Agreement at any time with mutual written consent.
6.6
Consequences of Termination. In the event of a termination pursuant to Section 6.1 or Section 6.4, BiBo shall pay to 89bio an amount equal to the amount of Payment paid to BiBo as of the effective date of such termination, less [***] incurred for the F-05-MC Project as of the effective date of such termination (the “Unspent Refund”). An independent cost evaluation organization mutually agreed upon by both 89bio and BiBo shall be engaged to issue an assessment of the actual reasonable costs incurred as the basis for calculating the Unspent Refund. Costs incurred shall include amounts actually paid and amounts contractually due in the future although not paid at the time; provided that BiBo shall use reasonable efforts to cancel and minimize such amounts to be paid.

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7.
INDEMNIFICATION
7.1
BiBo Indemnification

BiBo hereby agrees to defend, indemnify and hold harmless 89bio, its Affiliates and its and their officers, directors, employees, consultants, contractors and agents (“89bio Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees, to which any such 89bio Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) a breach by BiBo of any of its representations, warranties, covenants, agreements or obligations under this Agreement, (b) infringement of the Intellectual Property rights of a third party as a result of BiBo ‘s performance under this Agreement, (c) noncompliance with Applicable Law, (d) injury or death of a person or loss of or damage to tangible property, in each case, resulting from the acts or omissions (including breach of contract) of BiBo or (e) the negligence, recklessness or willful misconduct of BiBo (or its Affiliates) in the performance of its obligations hereunder.

7.2
89bio Indemnification

89bio hereby agrees to defend, indemnify and hold harmless BiBo, its Affiliates and its and their officers, directors, employees, consultants and agents (“BiBo Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees, to which any such BiBo Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) a breach by 89bio of any of its representations, warranties, covenants, agreements or obligations under this Agreement or (b) injury or death of a person or loss of or damage to tangible property, in each case, resulting from the acts or omissions (including breach of contract) of 89bio or (c) the negligence, recklessness or willful misconduct of 89bio (or its Affiliates) in the performance of its obligations hereunder.

8.
MISCELLANEOUS
8.1
Debarment. BiBo represents that, consistent with Section 306(a) and Section 306(b) of the FDCA (21 U.S.C. § 335a (a) and 335a (b)) and similar regulations of P. R. China, the EU and relevant EU member states, neither it nor any of its Affiliates, nor its or its Affiliates’ employees engaged in the performance of services under this Agreement: (i) is or has been debarred, or (ii) has been under indictment for a crime for which a person or entity could be debarred under §335a (or under an equivalent provision of any jurisdiction), or (iii) engaged in any conduct that would reasonably be expected to result in debarment under § 335a or under an equivalent provision under similar regulations of P. R. China, the EU and relevant EU member states. BiBo will not hire any debarred individual to perform services under this Agreement. If, during the term of this Agreement, BiBo

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becomes aware of the debarment or threatened debarment (or any indictment or conduct for which a person could be debarred) of BiBo, any of its Affiliates or of any person or entity retained by it then BiBo will notify 89bio as soon as practicable and will promptly withdraw such person(s) from the performance of any services under this Agreement.
8.2
Application Integrity Policy. BiBo represents that neither BiBo, nor any BiBo Affiliates who will perform services under this Agreement, nor any of its officers, employees, contractors, or agents acting for BiBo, nor any officers, employees, contractors, or agents acting for any BiBo Affiliates who will perform services under this agreement, have committed or will commit any act, made any statement or failed to make any statement, relating to the Drug Substance of Pegozafermin or the development or Manufacture thereof, that has or would reasonably be expected to provide a basis for FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or for any Regulatory Authority to invoke any similar regulations of P. R. China, the EU and relevant EU member states.
8.3
Disqualification; Exclusion. BiBo warrants that neither BiBo, nor any BiBo Affiliates who will perform services under this Agreement, nor any of its officers, employees, contractors, or agents acting for BiBo, nor any officers, employees, contractors, or agents acting for any BiBo Affiliates who will perform services under this Agreement, have been suspended, debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) disqualification from clinical trials under the FDCA, FDA regulations, or an equivalent provision in any jurisdiction in the U.S., P. R. China, the EU or relevant EU member states, or (ii) exclusion from federal health care programs under 42 U.S.C. Section 1320a-7 or an equivalent provision in any jurisdiction in the U.S., P. R. China, the EU or relevant EU member states.
8.4
Amendments

This Agreement will not in any way be modified, changed or amended except by an instrument in writing duly executed by the Parties hereto. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior negotiations, understandings or agreements, whether oral or in writing, concerning the subject matter hereof.

8.5
Governing Law and Dispute Resolution
8.5.1
This Agreement and any non-contractual obligations arising out of or in connection with the same will be governed by the laws of P. R. China.
8.5.2
If any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding

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non-contractual obligations arising out of or relating to it arises between the Parties during the subsistence of this Agreement or thereafter (“Dispute”), the Parties shall endeavor to settle the Dispute amicably, within [***] of the first notification of the Dispute by any Party.
8.5.3
If no amicable settlement is reached within [***] of the first notification of the Dispute by any Party, such Dispute shall be referred to and finally resolved by arbitration administered by Shanghai International Economic and Trade Arbitration Commission (“SHIAC”) in accordance with the SHIAC Rules for the time being in force, which rules are deemed to be incorporated by reference in this Section. The seat of the arbitration shall be Shanghai and the language of the arbitration shall be English.
8.5.4
Notwithstanding anything to the contrary contained in this Section, the Parties shall continue to perform their respective obligations under this Agreement unless such obligation is disputed by any of the Parties.
8.6
Survival

The following Sections shall survive post expiry or termination of this Agreement: Section 1 (Definitions and Interpretations), Section 2 (Intellectual Property), Section 6.6 (Consequences of Termination), Section 7 (Indemnification) and Section 8 (Miscellaneous).

8.7
Severability

If any provision of this Agreement is unenforceable or invalid, no other provision shall be affected thereby, and the remaining provisions shall be construed and reformed to the maximum extent possible and continue with the same effect as if such unenforceable or invalid provision was not a part of this Agreement, it being the intent and agreement of the Parties that this Agreement will be deemed to have been amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

8.8
Notices
8.8.1
Any notice and other communications provided for in this Agreement shall be in writing and shall be first transmitted by facsimile / electronic transmission, and then confirmed by postage or prepaid registered airmail or by internationally recognized courier to the addresses as mentioned below:

If to BiBo:
BIBO BIOPHARMA ENGINEERING CO., LTD.
Address: Room 207, No. 199 Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone, 201203 Shanghai, P. R. China

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For attention of: Qi Xu
E-mail: [***]

If to the 89bio:
89BIO INC.
Address: 142 Sansome Street. 2nd Floor, San Francisco, CA 94104, USA.
For the attention of: Quoc Le-Nguyen
E-mail: [***]

8.8.2
Any notice, demand or other communication so addressed to the other Party shall be deemed to have been delivered with proof of dispatch:
a)
if personally delivered, upon delivery at the relevant address;
b)
if sent by pre-paid airmail, [***] after the date of posting or, in the case of courier, [***] after the date of delivery to the courier by the sender;
c)
if sent by post / speed post, [***] after the date of dispatch;
d)
if sent by facsimile, when dispatched, subject to confirmation of uninterrupted transmission by a transmission report, provided that any notice dispatched by facsimile after [***] (at the place where facsimile is to be received) shall be deemed to have been received at [***] (at the place where facsimile is to be received) on the next day; or
e)
if sent by electronic mail, when dispatched, provided that any notice dispatched by electronic mail after [***] (at the place where electronic mail is to be received) shall be deemed to have been received at [***] (at the place where electronic mail is to be received) on the next day.
8.8.3
Any Party may, from time to time, change its address or representative for receipt of notices provided for in this Agreement by giving to the other Parties not less than [***] prior written notice.
8.9
Waiver

Waiver of or consent to a breach of a provision must be in writing and signed by the Party claimed to have so waived or consented. Waiver of or consent to a breach of a provision shall not constitute a waiver of or consent for any other different or subsequent breach.

8.10
Relationship of Parties and Other Activities

The Parties hereto are independent contractors and no Party is an employee, agent, partner or joint venture of the other.

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8.11
Further Actions

Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.12
Execution

This Agreement may be executed in any number of counterparts and via facsimile signature, including PDF / email, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the Parties reflected hereon as the signatories hereto.

8.13
Titles

The titles of the Sections and sub-sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions hereof.

8.14
Exhibits

All exhibits to this Agreement are hereby incorporated by reference into, and made a part of, this Agreement.

8.15
Confidentiality
8.15.1
During the Term, each Party (the “Receiving Party”) shall maintain in confidence all information of the other Party (the “Disclosing Party”) disclosed hereunder and identified as, or acknowledged to be, or by its nature ought to be considered, Confidential Information (as defined in Clause 8.15.2) of the Disclosing Party. The Receiving Party will not use the Disclosing Party’s Confidential Information in any manner or disclose the Disclosing Party’s Confidential Information to anyone, except: (i) for uses and disclosures expressly permitted by this Agreement or necessary for the receiving Party to perform its obligations or exercise its rights hereunder; or (ii) for disclosures to those of the Receiving Party’s Affiliates and the officers, directors, employees, and agents of the Receiving Party or any of its Affiliates (collectively, “Representatives”) to whom disclosure is reasonably necessary in connection with the Receiving Party’s activities contemplated by this Agreement, provided that, prior to such disclosure to a Representative, the Receiving Party will have advised such Representatives of the confidential nature of such Confidential Information and such Representatives shall be bound by obligations of confidentiality at least as restrictive as those of this Clause 8.15. The Receiving Party will be responsible for any breach of this Clause 8.15 arising from the conduct of its Representatives.

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8.15.2
As used herein “Confidential Information” of the Disclosing Party shall include all confidential or proprietary information disclosed by or on behalf of the Disclosing Party hereunder, including, without limitation, the Confidential Information described in Section 1.4, information of or regarding the Disclosing Party’s or its Affiliates products, advertising, distribution, marketing, strategic plans, cost data, productivity or technological advances, specifications, data, know-how, formulations, technical information, pricing and other transaction terms, customers and suppliers, potential customers and suppliers, and information provided to the Disclosing Party on a confidential basis by a third party; in each case whether in written, electronic, oral, visual or another form. The term Confidential Information will not include information which the Receiving Party establishes that (i) is or becomes generally available to the public other than as result of a disclosure by the Receiving Party or any of its Representatives in breach of this Agreement, (ii) is in the Receiving Party’s lawful possession, on a non-confidential basis, prior to disclosure thereof by or on behalf of the Disclosing Party to the Receiving Party, (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known to the Receiving Party to be bound by an obligation of confidentiality to the Disclosing Party with respect to such information or (iv) is independently developed or discovered by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party.
8.15.3
If the Receiving Party or any of its Representatives is required pursuant to Applicable Law, rule or regulation (including, without limitation, subpoena, civil investigative demand, compulsory process or other legal requirement) to disclose any Confidential Information of the Disclosing Party, then (i) the Receiving Party will promptly notify the Disclosing Party in writing thereof and will cooperate with the Disclosing Party, at the Disclosing Party’s expense, in seeking a protective order or confidential treatment and (ii) the Receiving party and its Representatives may disclose such Confidential Information to the extent so required.
8.15.4
The Disclosing Party would be irreparably injured by a breach of this Clause 8.15 by the Receiving Party, and such a breach would not be compensable in money damages. Accordingly, in addition to any other rights and remedies of the Disclosing Party pursuant to this Agreement and Applicable Law, the Disclosing Party shall be entitled to seek injunctive and other equitable relief with respect to any breach or threatened breach of this Clause 8.15.
8.15.5
Upon termination and / or expiration of this Agreement, the Receiving Party will, upon written request of the Disclosing Party, promptly return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in the possession or control of the Receiving Party or any of its Representatives, provided that the Receiving Party may retain one (1) copy

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of the Disclosing Party’s Confidential Information in order to comply with Applicable Law and determine the rights and obligations of the Receiving Party pursuant to this Clause 8.15, which retained copy of Confidential Information will remain confidential, subject to the terms of this Clause 8.15.
8.16
Press Release

Except as may be required under any statutory obligation, no Party will issue a press release or issue a statement to the media in any form whatsoever concerning this Agreement or the other Party without the prior written consent of the other Party.

8.17
Assignment

No Party may assign this Agreement or any of its rights, liabilities or obligations hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned; provided that 89bio may assign its rights under this Agreement or delegate its obligations under this Agreement to: (1) an entity acquiring all or substantially all of the assets of 89bio; (2) the successor in a merger involving 89bio; or (3) an Affiliate of 89bio, including in connection with a corporate reorganization of 89bio. This Agreement shall be binding upon the successors and permitted assigns of the Parties. An assignment or delegation in violation of this Section shall be null and void ab initio. .

8.18
Force Majeure
8.18.1
Neither Party shall be liable for any failure or delay in the performance of any of its obligations hereunder to the extent such performance is delayed or affected by any earthquake, floods, land-slides, or such other acts of God, war, civil disorder, fire, insurrections, riots, epidemics, pandemics (other than the COVID-19 pandemic), terrorist attack, general, widespread strikes or lockouts, general, widespread shortage of materials, orders, injunctions or directions of government, competent courts, or other statutory authorities of general application or other similar events (collectively referred to as “Force Majeure Condition(s)”); provided that: (a) such Force Majeure Condition is beyond the control of the affected Party and could not be prevented by appropriate precautions; (b) the affected Party is diligently attempting to recommence performance (including through alternate means); and (c) if BiBo is the affected Party, BiBo is implementing appropriate business continuity plans. The affected Party shall immediately notify the other Party of the occurrence of the Force Majeure Condition (but in no event later than [***]) and describe the Force Majeure Condition in sufficient detail.
8.18.2
If the Force Majeure Condition(s) in question prevails for a continuous period in excess of [***] the Parties shall enter into bona fide discussions with a view to alleviating its effects or to agree upon such alternative

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arrangements as may be fair and reasonable. In case no such arrangement is agreed upon within [***] from the date of occurrence of Force Majeure Condition(s), 89bio may terminate this Agreement by giving at least [***] written notice to BiBo.

Remainder of page intentionally left blank; signature page follows.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, BiBo and 89bio have executed this Agreement by their duly authorized officers on the Effective Date.

For BIBO BIOPHARMA ENGINEERING CO., LTD	For 89BIO INC.
Signature: /s/ Peng Jiao	Signature: /s/ Rohan Palekar
Name: Peng Jiao	Name: Rohan Palekar
Title: Chief Executive Officer	Title: Chief Executive Officer

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 1: Milestone and Payment Schedule of the Collaboration

Items	Milestones	Milestone/Payment Date	% of Total	Amount (USD)
T0	[***]	[***]	[***]	/
1st Milestone/Payment	[***]	[***]	[***]	[***]
2nd Milestone/Payment	[***]	[***]	[***]	[***]
3rd Milestone/Payment	[***]	[***]	[***]	[***]
	Total Payment by 89bio			135,000,000

Note:

[***]

[***]

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